UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 29, 2007
Date of Report (Date of earliest event reported)

NORTHERN ILLINOIS GAS COMPANY
(Doing Business as NICOR GAS COMPANY)
(Exact name of registrant as specified in its charter)

Illinois	1-7296	36-2863847
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1844 Ferry Road
Naperville, Illinois 60563-9600
(Address of principal executive offices) (Zip Code)

(630) 983-8888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03          Amendment of Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 29, 2007, the Board of Directors of Northern Illinois Gas Company d/b/a Nicor Gas Company (the “Company”) approved the amendment and restatement of the Company’s by-laws effective as of December 1, 2007 to allow for the issuance of uncertificated shares as well as to make other modifications. The additional modifications include setting the fourth Thursday of April as the date for the annual shareholder meeting, coordinating certain provisions relating to shareholder written consent actions, shareholder voting rights and appointment of directors with corresponding provisions in the Company’s articles of incorporation, altering the composition of the executive committee of the board of directors to remove the president of the Company as a required member and providing for electronic transmission of meeting notices to directors.

The foregoing summary of the by-law amendments is qualified in its entirety by reference to the text of the Company’s amended and restated by-laws effective as of December 1, 2007. A copy of the by-laws is filed as an exhibit to this report and its terms are incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

3.1	Nicor Gas Company Amended and Restated By-laws effective as of December 1, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          Northern Illinois Gas Company

Date           November 29, 2007                                                 /s/  KAREN K. PEPPING
                      Karen K. Pepping
                          Vice President, Controller and Principal
                          Accounting Officer

     Exhibit Index

Exhibit
Number	Description of Document

3.1	Nicor Gas Company Amended and Restated By-laws effective as of December 1, 2007.